THIRD AMENDMENT EMPLOYMENT AGREEMENT
This Third Amendment to Employment Agreement (this "Amendment") is made and entered into on May 14, 2025 by and between NV5 Holdings, LLC. (formerly known as NV5 Holdings, Inc.), a Delaware corporation (the "Company") and Edward Codispoti ("Executive," together with the Company, the "Parties" and, each, a "Party").
RECITALS
A.The Parties are parties to a certain Employment Agreement dated as of June 6, 2019, as heretofore amended (the "Employment Agreement").
B.The Parties desire to amend the Employment Agreement to provide for a termination by Executive for Good Reason (as defined below) and the implications of such termination.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the Parties agree as follows:
1.Recitals; Definitions. The foregoing recitals are incorporated herein by reference. Capitalized terms not defined herein shall have the meaning set forth in the Employment Agreement. Any references to the "Agreement" shall mean the Employment Agreement, as amended by this Amendment.
2.Amendments.
a.Section 6.4 of the Agreement is amended and restated in its entirety as follows:
6.4    The termination of this Agreement by either party on written notice pursuant to Section 3, above. If Executive is terminated by the Company for Cause, as defined in Section 6.3 in the Employment Agreement, or voluntarily terminates his employment without Good Reason (as defined in Section 6.4.1 below), Executive will not receive the one (1) year severance provided below. If the Company terminates Executive's employment without Cause or Executive terminates Executive's employment for Good Reason, Executive shall be entitled to one (1) year of severance pay at Executive's then current base rate, payable as provided in Section 5.1 above. Further, if the Company terminates Executive's employment without Cause or Executive terminates Executive's employment for Good Reason, then, notwithstanding the terms of any equity incentive plan or award agreements, as applicable, all of Executive's equity awards from the Company and/or its affiliates, if any, shall immediately vest on the day of termination. The Company's obligations under that certain Indemnification Agreement between the parties dated June 6, 2019 shall continue post termination of Executive's employment.

b.The following shall be added to the Agreement as a new Section 6.4.1:
6.4.1 For purposes of this Agreement, "Good Reason" shall mean: (i) the assignment to Executive of any significant duties or responsibilities that are inconsistent with Executive's position, or any other action by the Company, in each case, which results in a material diminution in Executive's position, authority, duties or responsibilities; (ii) any failure by the Company to comply with any of the provisions of Section 5 of this Agreement; (iii) a material breach by the Company of its obligations to Executive under this Agreement; or (iv) the Company's requiring Executive to be based at any office or location more than 30 miles outside of the area for which Executive was originally hired to work except where such change in work location does not represent a material change in the geographic location at which Executive is required to provide services. Notwithstanding the foregoing, Executive's termination shall not constitute a termination for "Good Reason" as a result of any of the above events unless: (1) Executive first provides the Company with written notice thereof within ninety (90) days after the occurrence of such event, (2) to the extent correctable, Company fails to cure the circumstance or event so identified within thirty (30) days after receipt of such notice, and (3) the effective date of Executive's termination for Good Reason occurs no later than thirty (30) days after the expiration of Company's cure period. Nothing in this Section 6.4.1 shall limit the Company's right to contest any assertion that Executive may make with respect to any such event or circumstance. Notwithstanding the foregoing, during the Term, in the event that the Company reasonably believes that Executive may have engaged in conduct that could constitute Cause hereunder, the Company may, in its sole and absolute discretion, suspend Executive from performing or alter Executive's duties hereunder for a period of up to sixty (60) days, and, in such event, such suspension shall not constitute an event pursuant to which Executive may terminate this Agreement with Good Reason; provided, however, that no such suspension shall alter the Company's obligations under this Agreement (including, without limitation, its obligations to provide Executive compensation and benefits) during such period of suspension.
3.Effect of Amendment. All the terms and conditions of the Agreement, as amended by this Amendment, shall remain in full force and effect between the Parties.
4.Entire Agreement. The Employment Agreement, together with this Amendment, constitutes and represents the entire agreement between the Parties with respect to the subject matter thereof and supersedes any and all prior understandings or agreements, written or verbal, between the parties hereto respecting such subject matter. The Agreement may be amended, supplemented, modified or discharged only upon an agreement in writing executed by the Parties.

5.Severability. Whenever possible, each prov1s1on of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment or any action in any other jurisdiction, but this Amendment shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
6.Counterparts. This Amendment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. Photographic copies, electronically scanned copies, and other facsimiles of this Amendment (including such signed counterparts) may be used in lieu of the originals for any purpose.
[The remainder of this page is intentionally blank; signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

NV5 HOLDINGS, LLC.

By:     /s/ Richard Tong
Richard Tong
Executive Vice President

/s/ Edward Codispoti

Edward Codispoti

[Signature page to Third Amendment to Employment Agreement.]
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